UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2006

BROADCASTER, INC. (formerly International Microcomputer Software, Inc.)
(Exact name of registrant specified in its charter)

California	0-15949	94-2862863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 Oakdale Avenue, Suite 200, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(818) 206-0598

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2006, the shareholders of Broadcaster, Inc. (formerly International Microcomputer Software, Inc., herein referred to as “Broadcaster” or “IMSI”) approved the amendment to IMSI’s 2004 Stock Incentive Plan, as amended (the “Option Plan") as proposed in the Definitive Proxy Statement filed by IMSI on May 5, 2006 to (i) increase the share reserve under the Option Plan from 4,000,000 shares of common stock to 10,500,000 shares of common stock and add certain provisions related to minimizing tax on option-related compensation and (ii) establish a limit on the number of shares of common stock for which options and direct stock issuances may be granted to any one participant in the Option Plan. The complete text of the Option Plan as amended was previously filed as Annex G to the Definitive Proxy Statement filed by IMSI on May 5, 2006, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 2, 2006, IMSI announced the completion of its acquisition of AccessMedia Networks, Inc. ("AccessMedia") pursuant to the terms outlined in the proxy statement filed on May 5, 2006 (the “AccessMedia Acquisition”) and the change of its name to “Broadcaster, Inc.” The transaction was finalized on Thursday, June 1, 2006. The stockholders of AccessMedia Networks were issued 29 million shares of Broadcaster common stock and may earn an additional 35 million shares as an “earnout” pursuant to the terms of the Amended and Restated Agreement of Merger between IMSI and AccessMedia dated March 24, 2006 (the “Merger Agreement”). The foregoing description of the AccessMedia Acquisition and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which was as Exhibit 2.1 to a Form 8-K filed by IMSI on March 29, 2006 which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial obligation.

In connection with the closing of the AccessMedia Acquisition and pursuant to the Merger Agreement, Broadcaster has agreed to provide up to $7,000,000 of additional working capital to AccessMedia to fund its working capital needs pursuant to a monthly budget to be mutually agreed upon by Broadcaster and the representative of the former stockholders of AccessMedia. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which was as Exhibit 2.1 to a Form 8-K filed by IMSI on March 29, 2006 which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above in this Form 8-K are incorporated herein by reference. In addition to the 29 million shares of Broadcaster common stock issued to the former stockholders of AccessMedia in exchange for the outstanding shares of AccessMedia, in connection with the closing of the AccessMedia Acquisition, Broadcaster also issued 1.45 million shares of Broadcaster common stock to Baytree Capital Associates, LLC (“Baytree”) as a fee for services delivered in connection with the AccessMedia Acquisition equal to 5% of the aggregate value of the closing consideration to be paid to the former AccessMedia stockholders. In addition, Broadcaster issued to Baytree 1.0 million shares of Broadcaster common stock for ongoing consulting services to be rendered through June 30, 2008. All shares issued to the former AccessMedia stockholders and to Baytree are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), under Section 4(2) of the Act and Rule 506 of Regulation D thereof. Such parties have represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D and the issuances were made without general solicitation or advertising.

Item 5.03. Amendments to Articles of Incorporation.

Effective June 1, 2006, IMSI changed its name to “Broadcaster, Inc.” by filing an Amendment to its Articles of Incorporation with the Secretary of State of the State of California. The name change was approved by IMSI shareholders on June 1, 2006. The foregoing description of the Amendment of Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment of Articles of Incorporation which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the AccessMedia Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Form 8-K is required to be filed pursuant to Item 2.01.

(a)	Pro Forma Financial Information.

The Pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits. The following documents are filed as exhibits to this report:

3.1	Amendment to Articles of Incorporation, filed on June 1, 2006.

99.1	Press Release dated June 2, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

Date: June 7, 2006	By:	/s/ Martin Wade, III

Name: Martin Wade, III Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Amendment to Articles of Incorporation, filed on June 1, 2006.

99.1	Press Release dated June 2, 2006.